Exhibit 99.1

CULP ANNOUNCES SECOND QUARTER FISCAL 2026 RESULTS

Company Continues to Optimize Global Platform and Enhance Cost Structure

Restructured Bedding Business Poised for Continued Improvement as Market Conditions Stabilize

HIGH POINT, N.C. (December 10, 2025) – Culp, Inc. (NYSE: CULP), a leading provider of fabrics for bedding and upholstery fabrics for residential, commercial, and hospitality furniture and other applications, today reported financial and operating results for its second fiscal quarter ended November 2, 2025.

Fiscal 2026 Second Quarter Financial Highlights

▪ Consolidated net sales of $53.2 million, a sequential improvement from first quarter net sales of $50.7 million (which included an extra week) and decline from prior-year period net sales of $55.7 million, with bedding segment sales up both sequentially and year-over-year.

▪ Consolidated gross profit of $5.8 million, or 10.9% of sales, compared to prior-year period gross profit of $6.0 million, or 10.8% of sales.

•
Excluding restructuring and related expenses, adjusted consolidated gross profit of $6.7 million, or 12.6% of sales, compared to prior-year period adjusted gross profit of $6.8 million, or 12.1% of sales, with the percentage of sales improvement driven primarily by cost and efficiency gains from restructuring initiatives in the bedding segment (see reconciliation table on page 11).

▪ Selling, general and administrative (SG&A) expense of $8.7 million, or 16.4% of sales, an approximately 7% improvement compared with SG&A expense of $9.4 million, or 16.8% of sales, in the prior-year period.

▪ Loss from operations of $(3.5) million, compared to prior-year period loss from operations of $(5.4) million.

-	Excluding restructuring and related expenses, adjusted operating loss of $(2.0) million, compared to prior-year period adjusted operating loss of $(2.6) million (see reconciliation table on page 11).

▪ Net loss of $(4.3) million, or $(.34) per diluted share, compared to a net loss of $(5.6) million, or $(.45) per diluted share, in the prior-year period.

-

Excluding the impacts of restructuring and related expenses, stock-based compensation and non-cash foreign exchange impacts, adjusted EBITDA of negative $(1.0) million, an improvement on lower sales compared to negative $(1.1) million in the prior-year period (see reconciliation table on page 13).

Executive Commentary

Iv Culp, President and Chief Executive Officer, commented, “We continue to make aggressive adjustments to our cost structure in this challenging macro demand environment that seems to be acutely affecting housing affordability and, therefore, furniture and mattress purchases. Through our platform optimization, we are also positioning CULP to grow, without the need for additional capacity or investment, when conditions in the home furnishings market ultimately improve. The consolidations of our U.S. distribution and window treatment operations are on track for completion by calendar year-end. Moreover, price adjustments to mitigate baseline tariffs are successfully in place and we are initiating additional surcharges along with strategic purchasing decisions in response to new tariffs on imports from Haiti, Turkey and elsewhere during the quarter. We have long stated that tariffs are manageable for us with our global footprint, but reacting at the pace of government implementation has been challenging.

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

“Additionally, we are moving forward with incremental measures including the reduction of our facility footprint in China that should be completed in the third quarter, and we are identifying further cost reductions through our integration project Blaze within SG&A and other expenses. All told, beginning with the bedding restructuring in fiscal 2025 and continuing through the completion of other ongoing initiatives, we expect to enter fiscal 2027 with the benefit of over $20 million in annualized cost savings and enhancements.

“Our restructured bedding platform has already been extremely impactful, with gross profitability in that business almost tripling year-over-year in the first half of fiscal 2026 and driving over 20% improvement in our consolidated operating results for the quarter despite added cost and complexity from the global trade and tariff situation. Our bedding sales during the quarter increased both sequentially and year-over-year, and we saw encouraging trends within our knit fabric and sewn cover product lines as we continued to win market share in key customer segments. Looking ahead in this business, we anticipate market conditions to remain soft in the near term, but there are some indications that the bedding market is stabilizing. We expect to deliver steady sales performance driven by our growing market position, and we remain well prepared for any eventual uptick in unit activity driven by historical product replacement cycles.

“Conditions in the upholstery market continue to be unsettled, with consumer uncertainty, a weak housing market and tariff volatility still pressuring demand. Despite the difficult environment, we were able to maintain solid gross margins in upholstery and relatively stable sales within our U.S. customer base during the quarter, offset by more challenged revenue conditions within China and other markets. We expect our integration actions and China footprint reduction in the back half of this year to further improve profitability in this business and, much like our restructured bedding business, position it to accelerate when market conditions cycle favorably.”

Culp concluded, “We are in the homestretch of a comprehensive, multi-phased transformation of our business designed to generate sustained profitability across industry cycles, and we are committed to making more changes within our business as necessary to adjust to market demand. Thanks to our team’s commitment and dedication, we will finish the fiscal year with a fully optimized global platform for bedding and upholstery products that is unique to the home furnishings industry and that we believe will create significant long-term value for shareholders. We will continue to leverage our scale and strengths in product development, supply chain and customer service to gain market share, and our highest priorities remain returning CULP to profitability and effectively managing debt.”

Financial Outlook

Due to macroeconomic uncertainty and the fluid global trade and tariff environment, the Company is providing only limited forward guidance. The Company’s expectations are based on information available at the time of this press release and reflect certain assumptions by management regarding the Company’s business and industry trends, the projected impact of restructuring and integration initiatives, and ongoing market headwinds. The Company's expectations also assume no further meaningful impacts from tariffs and trade negotiations.

▪ The Company expects steady consolidated sales performance throughout the remainder of fiscal 2026, with higher expectations for the bedding segment, given what is anticipated to remain a challenged demand environment for home furnishings.

▪ The Company expects the cost and efficiency benefits of its continuing restructuring and division integration initiatives, along with recent pricing action, to drive improving gross profit and lower SG&A, resulting in continued significant improvement in operating loss and near break-even to positive adjusted EBITDA for the third quarter.

▪ While the Company intends to continue utilizing borrowings as necessary under its domestic and foreign credit facilities during fiscal 2026 to fund working capital needs and growth, as well as integration and efficiency initiatives, it will continue to aggressively manage liquidity and capital expenditures and prioritize free cash flow. Additionally, the $4.7 million balance due from the sale of the Company’s facility in Canada is scheduled to be paid during the fourth quarter and the Company currently anticipates that those funds may be received earlier than contractually required.

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

Fiscal 2026 Second Quarter Business Segment Highlights

Following the integration of the Company’s two formerly separate divisions, Culp Home Fashions and Culp Upholstery Fabrics, the Company now refers to its mattress fabric and upholstery fabric businesses as its Bedding and Upholstery segments, respectively. Moreover, the Company now manages SG&A expenses on a consolidated basis following the division integration and, as a result, no longer reports operating performance at the segment level.

Bedding

▪ Sales in this segment were $30.8 million for the second quarter, up approximately 10% sequentially and over 2% year-over-year.

▪ The restructured cost platform in this segment drove gross profit of $3.1 million, or 10.1% of sales, a 27% improvement from the prior year period’s gross profit of $2.4 million, or 8.1% of sales.

Upholstery

▪ Sales in this segment were $22.4 million for the second quarter, sequentially flat with the first quarter and down approximately 12% year-over-year. The decline stemmed from continuing softness across the global home furnishings market driven by consumer uncertainty and a weak housing market, as well as additional pressure on demand from tariffs.

▪ Gross profit was $3.6 million, or 16.1% of sales, down from $4.3 million, or 16.9% of sales, in the prior year period and driven primarily by lower comparable sales.

Balance Sheet, Cash Flow, and Liquidity

▪ As of November 2, 2025, the Company maintained $10.7 million in total cash and $18.3 million in outstanding debt under its credit facilities. The outstanding debt was primarily incurred to fund worldwide working capital and restructuring activities, as well as to take advantage of availability and borrowing opportunities at current preferred rates in China.

▪ As of November 2, 2025, the Company maintained approximately $28.1 million in liquidity consisting of $10.7 million in cash and $17.4 million in borrowing availability under its domestic credit facility.

▪ Cash flow from operations was negative $(1.2) million for the six months ended November 2, 2025, and primarily driven by operating losses, which compares favorably to negative $(2.6) million in the prior-year period. Adjusted for capital expenditures, proceeds from the sale of property, plant and equipment, notes receivable and other items, free cash flow was generally at break-even (see reconciliation table on page 10), down favorably from negative $(3.4) million in the prior-year period.

▪ Capital expenditures for the first quarter were $218 thousand, down from $1.6 million in the prior year period, as the Company continues to focus on maintenance projects and strategic initiatives with quick payback.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the second quarter of its fiscal year 2026 on Thursday, December 11, 2025, at 9:00 a.m. Eastern Time. A live webcast of this call can be accessed on the “Upcoming Events” section on the “Investor Relations” page of the Company’s website, www.culp.com. A replay of the webcast will be available for 30 days under the “Past Events” section on the “Investor Relations” page of the Company’s website.

About the Company

Culp, Inc. is one of the largest marketers of mattress fabrics for bedding and upholstery fabrics for residential, commercial, and hospitality furniture and other applications in North America. The Company markets a variety of

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has manufacturing and sourcing capabilities located in the United States, China, Haiti, Turkey, and Vietnam.

Investor Relations Contact

Ken Bowling, Executive Vice President, Chief Financial Officer, and Treasurer:

(336) 881-5630

krbowling@culp.com

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “will,” “may,” “should,” “could,” “potential,” “continue,” “target,” “predict”, “seek,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, strategic initiatives and plans, restructuring and integration actions, production levels, new product launches, sales, profit margins, profitability, operating (loss) income, capital expenditures, working capital levels, cost savings (including, without limitation, anticipated cost savings from restructuring and integration actions), income taxes, SG&A or other expenses, pre-tax (loss) income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, ending cash balances and cash positions, borrowing capacity, investments, potential acquisitions, cash and non-cash restructuring and restructuring-related charges, expenses, and/or credits, net proceeds from restructuring related asset dispositions, future economic or industry trends, public health epidemics, or other future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, demand for home furnishings products, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the coronavirus pandemic, could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Also, our success in diversifying our supply chain with reliable partners to effectively service our global platform could affect our operations and adversely affect our financial results. Finally, the future performance of our business also depends on our ability to successfully restructure our bedding operations and return the segment to profitability as well as successfully integrate our bedding and upholstery segments and realize the expected benefits of that integration effort, which may not meet our expectations. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements included in this release are made only as of the date of this report. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations or financial results.

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

CULP, INC.

CONSOLIDATED STATEMENTS OF NET LOSS

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 2, 2025 AND OCTOBER 27, 2024

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales

	November 2,	October 27,	% Over	November 2,	October 27,
	2025	2024	(Under)	2025	2024
Net sales	$53,202	$55,674	(4.4)%	100.0%	100.0%
Cost of sales	(47,420)	(49,684)	(4.6)%	89.1%	89.2%
Gross profit	5,782	5,990	(3.5)%	10.9%	10.8%
Selling, general and administrative expenses	(8,738)	(9,359)	(6.6)%	16.4%	16.8%
Restructuring expense	(499)	(2,031)	(75.4)%	0.9%	3.6%
Loss from operations	(3,455)	(5,400)	(36.0)%	(6.5)%	(9.7)%
Interest expense	(199)	(30)	563.3%	0.4%	0.1%
Interest income	249	244	2.0%	0.5%	0.4%
Other expense	(694)	(508)	36.6%	1.3%	0.9%
Loss before income taxes	(4,099)	(5,694)	(28.0)%	(7.7)%	(10.2)%
Income tax (expense) benefit (1)	(207)	50	(514.0)%	(5.1)%	0.9%
Net loss	$(4,306)	$(5,644)	(23.7)%	(8.1)%	(10.1)%

Net loss per share - basic	$(0.34)	$(0.45)	(24.4)%
Net loss per share - diluted	$(0.34)	$(0.45)	(24.4)%
Average shares outstanding-basic	12,629	12,513	0.9%
Average shares outstanding-diluted	12,629	12,513	0.9%

Notes

(1) Percent of sales column for income tax (expense) benefit is calculated as a percent of loss before income taxes.

	SIX MONTHS ENDED
	Amount			Percent of Sales

	November 2,	October 27,	% Over	November 2,	October 27,
	2025	2024	(Under)	2025	2024
Net sales	$103,893	$112,211	(7.4)%	100.0%	100.0%
Cost of sales	(90,883)	(101,145)	(10.1)%	87.5%	90.1%
Gross profit	13,010	11,066	17.6%	12.5%	9.9%
Selling, general and administrative expenses	(17,858)	(18,655)	(4.3)%	17.2%	16.6%
Restructuring credit (expense)	3,010	(4,662)	N.M. %	2.9%	(4.2)%
Loss from operations	(1,838)	(12,251)	(85.0)%	(1.8)%	(10.9)%
Interest expense	(381)	(58)	556.9%	0.4%	0.1%
Interest income	483	507	(4.7)%	0.5%	0.5%
Other expense	(1,225)	(913)	34.2%	1.2%	0.8%
Loss before income taxes	(2,961)	(12,715)	(76.7)%	(2.9)%	(11.3)%
Income tax expense (1)	(1,576)	(190)	729.5%	(53.2)%	(1.5)%
Net loss	$(4,537)	$(12,905)	(64.8)%	(4.4)%	(11.5)%

Net loss per share - basic	$(0.36)	$(1.03)	(65.0)%
Net loss per share - diluted	$(0.36)	$(1.03)	(65.0)%
Average shares outstanding-basic	12,598	12,491	0.86%
Average shares outstanding-diluted	12,598	12,491	0.86%

Notes

(1) Percent of sales column for income tax expense is calculated as a percent of loss before income taxes.

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

CULP, INC.

CONSOLIDATED BALANCE SHEETS

NOVEMBER 2, 2025, OCTOBER 27, 2024, AND APRIL 27, 2025

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)	(Condensed)
	November 2,	October 27,	* April 27,
	2025	2024	2025
Current assets
Cash and cash equivalents	$10,728	$10,531	$5,629
Short-term investments - rabbi trust	1,415	919	1,325
Accounts receivable, net	20,642	22,330	21,844
Inventories	49,941	45,132	49,309
Short-term notes receivable	5,017	522	280
Current income taxes receivable	—	979	—
Assets held for sale	124	3,301	2,177
Other current assets	2,493	3,187	2,970
Total current assets	90,360	86,901	83,534

Property, plant & equipment, net	22,388	26,510	24,836
Right of use assets	4,024	4,239	5,908
Intangible assets	771	1,688	960
Long-term investments - rabbi trust	5,637	7,105	5,722
Long-term notes receivable	1,011	1,324	1,182
Deferred income taxes	465	559	637
Other assets	593	661	591
Total assets	$125,249	$128,987	$123,370

Current liabilities
Lines of credit - current	11,257	4,074	8,114
Accounts payable - trade	29,663	32,373	27,323
Accounts payable - capital expenditures	38	602	23
Operating lease liability - current	1,609	1,108	2,394
Deferred compensation - current	1,415	919	1,325
Deferred revenue	889	1,129	422
Accrued expenses	5,203	6,196	5,333
Accrued restructuring	283	863	610
Income taxes payable - current	899	1,165	1,420
Total current liabilities	51,256	48,429	46,964

Line of credit - long-term	7,025	—	4,600
Operating lease liability - long-term	1,477	1,958	2,535
Income taxes payable - long-term	845	1,378	790
Deferred income taxes	5,395	6,624	5,155
Deferred compensation - long-term	5,664	6,975	5,686
Total liabilities	71,662	65,364	65,730
Shareholders' equity	53,587	63,623	57,640
Total liabilities and shareholders' equity	$125,249	$128,987	$123,370
Shares outstanding	12,663	12,559	12,559

* Derived from audited financial statements.

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED NOVEMBER 2, 2025 AND OCTOBER 27, 2024

Unaudited

(Amounts in Thousands)

	SIX MONTHS ENDED
	Amounts
	November 2,	October 27,
	2025	2024
Cash flows from operating activities:
Net loss	$(4,537)	$(12,905)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,168	3,077
Non-cash inventory charge (credit)	976	(309)
Amortization	192	200
Stock-based compensation	333	364
Deferred income taxes	412	204
Gain on sale of equipment	(4)	(27)
Realized gain on sale of investments (rabbi trust)	(3)	—
Non-cash restructuring (credit) expense	(3,601)	2,178
Foreign currency exchange loss	518	237
Changes in assets and liabilities:
Accounts receivable	1,240	(1,162)
Inventories	(1,512)	117
Other current assets	494	194
Other assets	104	107
Accounts payable - trade	2,065	6,506
Deferred revenue	467	(366)
Accrued restructuring	(328)	875
Accrued expenses and deferred compensation	376	(738)
Income taxes	(526)	(1,185)
Net cash used in operating activities	(1,166)	(2,633)
Cash flows from investing activities:
Capital expenditures	(218)	(1,578)
Proceeds from the sale of property, plant and equipment	979	527
Proceeds from notes receivable	180	180
Proceeds from the sale of investments (rabbi trust)	479	462
Purchase of investments (rabbi trust)	(254)	(378)
Net cash provided by (used in) investing activities	1,166	(787)
Cash flows from financing activities:
Proceeds from lines of credit	8,049	4,010
Payments on lines of credit	(2,715)	—
Payment of debt issuance costs	(169)	—
Common stock surrendered for withholding taxes payable	(76)	(68)
Net cash provided by financing activities	5,089	3,942
Effect of foreign currency exchange rate changes on cash and cash equivalents	10	(3)
Increase in cash and cash equivalents	5,099	519
Cash and cash equivalents at beginning of year	5,629	10,012
Cash and cash equivalents at end of period	$10,728	$10,531

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

CULP, INC.

STATEMENTS OF NET SALES AND GROSS PROFIT BY SEGMENT

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 2, 2025 AND OCTOBER 27, 2024

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	November 2,	October 27,	% Over	November 2,	October 27,
Net Sales by Segment	2025	2024	(Under)	2025	2024
Bedding	$30,763	$30,074	2.3%	57.8%	54.0%
Upholstery	22,439	25,600	(12.3)%	42.2%	46.0%
Net Sales	$53,202	$55,674	(4.4)%	100.0%	100.0%

Gross Profit by Segment				Gross Margin
Bedding	$3,102	$2,444	26.9%	10.1%	8.1%
Upholstery	3,611	4,315	(16.3)%	16.1%	16.9%
Total Segment Gross Profit	6,713	6,759	(0.7)%	12.6%	12.1%
Restructuring Related Charge (1)	(931)	(769)	21.1%	(1.7)%	(1.4)%
Gross Profit	$5,782	$5,990	(3.5)%	10.9%	10.8%

Notes

(1) See page 11 for details regarding restructuring related charges included in cost of sales and gross profit and a Reconciliation of Selected Income Statement Information to Adjusted Results for the three months ended November 2, 2025 and October 27, 2024.

	SIX MONTHS ENDED
	Amounts			Percent of Total Sales
	November 2,	October 27,	% Over	November 2,	October 27,
Net Sales by Segment	2025	2024	(Under)	2025	2024
Bedding	$58,809	$58,150	1.1%	56.6%	51.8%
Upholstery	45,084	54,061	(16.6)%	43.4%	48.2%
Net Sales	$103,893	$112,211	(7.4)%	100.0%	100.0%

Gross Profit by Segment				Gross Margin
Bedding	$6,044	$2,118	185.4%	10.3%	3.6%
Upholstery	7,897	9,833	(19.7)%	17.5%	18.2%
Total Segment Gross Profit	13,941	11,951	16.7%	13.4%	10.7%
Restructuring Related Charge (1)	(931)	(885)	5.2%	(0.9)%	(0.8)%
Gross Profit	$13,010	$11,066	17.6%	12.5%	9.9%

Notes

(1) See page 12 for details regarding restructuring related charges included in cost of sales and gross profit and a Reconciliation of Selected Income Statement Information to Adjusted Results for the six months November 2, 2025, and October 27, 2024.

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Unaudited

(Amounts in Thousands)

RECONCILIATION OF NET (DEBT) CASH

	Amounts
	November 2,	October 27,	April 27,
	2025	2024	2025*
Cash:
Cash and cash equivalents	$10,728	$10,531	$5,629
Debt:
Lines of credit - current	(11,257)	(4,074)	(8,114)
Line of credit - long-term	(7,025)	—	(4,600)
Total debt	$(18,282)	$(4,074)	$(12,714)

Net (debt) cash position	$(7,554)	$6,457	$(7,085)

* Derived from audited financial statements

RECONCILIATION OF ADJUSTED FREE CASH FLOW

	SIX MONTHS ENDED
	Amounts
	November 2,	October 27,
	2025	2024
Net cash used in operating activities	$(1,166)	$(2,633)
Minus: Capital expenditures	(218)	(1,578)
Free Cash Flow	(1,384)	(4,211)
Plus: Proceeds from the sale of building and equipment	979	527
Plus: Proceeds from notes receivable	180	180
Plus: Proceeds from the sale of investments (rabbi trust)	479	462
Minus: Purchase of investments (rabbi trust)	(254)	(378)
Effects of foreign currency exchange rate changes on cash and cash equivalents	10	(3)
Adjusted Free Cash Flow	$10	$(3,423)

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

	Three months ended November 2, 2025
	As Reported		Adjusted Results
	November 2,		November 2,
	2025	Adjustments	2025

Net sales	$53,202	—	$53,202
Cost of sales (1)	(47,420)	931	(46,489)
Gross profit	5,782	931	6,713
Selling, general and administrative expenses	(8,738)	—	(8,738)
Restructuring expense (2)	(499)	499	—
Loss from operations	$(3,455)	1,430	$(2,025)

Notes

(1) During the three-month period ended November 2, 2025, restructuring related charges recorded in cost of sales represented losses on the disposal, valuation, and markdowns of inventory related to the consolidation of our North American bedding operations and the consolidation of certain facilities related to transforming our operating model to one integrated Culp branded business to reduce fixed costs.

(2) During the three-month period ended November 2, 2025, restructuring expense mostly represented charges related to transforming our operating model and the consolidation of certain facilities to further reduce fixed costs.

	Three months ended October 27, 2024
	As Reported		Adjusted Results
	October 27,		October 27,
	2024	Adjustments	2024

Net sales	$55,674	—	$55,674
Cost of sales (1)	(49,684)	769	(48,915)
Gross profit	5,990	769	6,759
Selling, general and administrative expenses	(9,359)	—	(9,359)
Restructuring expense (2)	(2,031)	2,031	—
Loss from operations	$(5,400)	2,800	$(2,600)

Notes

(1) During the three-month period ended October 27, 2024, restructuring related charges recorded in cost of sales represented losses on the disposal, valuation, and markdowns of inventory mostly related to the closure of the bedding manufacturing facility in Quebec, Canada.

(2) During the three-month period ended October 27, 2024, restructuring expense mostly represented charges related to the consolidation of our North American bedding manufacturing platform and the closure of the bedding manufacturing facility in Quebec, Canada.

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

	Six months ended November 2, 2025
	As Reported		Adjusted Results
	November 2,		November 2,
	2025	Adjustments	2025

Net sales	$103,893	—	$103,893
Cost of sales (1)	(90,883)	931	(89,952)
Gross profit	13,010	931	13,941
Selling, general and administrative expenses	(17,858)	—	(17,858)
Restructuring credit (2)	3,010	(3,010)	—
Loss from operations	$(1,838)	(2,079)	$(3,917)

Notes

(1) During the six-month period ended November 2, 2025, restructuring related charges recorded in cost of sales represented losses on the disposal, valuation, and markdowns of inventory related to the consolidation of our North American bedding operations and the consolidation of certain facilities related to transforming our operating model to one integrated Culp branded business to reduce fixed costs.

(2) During the six-month period ended November 2, 2025, restructuring credit mostly represented a gain from the sale of the manufacturing facility located in Quebec, Canada totaling $4.0 million, partially offset by charges related to transforming our operating model and the consolidation of certain facilities to further reduce fixed costs.

	Six months ended October 27, 2024
	As Reported		Adjusted Results
	October 27,		October 27,
	2024	Adjustments	2024

Net sales	$112,211	—	$112,211
Cost of sales (1)	(101,145)	885	(100,260)
Gross profit	11,066	885	11,951
Selling, general and administrative expenses	(18,655)	—	(18,655)
Restructuring expense (2)	(4,662)	4,662	—
Loss from operations	$(12,251)	5,547	$(6,704)

Notes

(1) During the six-month period ended October 27, 2024, restructuring related charges recorded in cost of sales represented losses on the disposal, valuation, and markdowns of inventory mostly related to the closure of the bedding manufacturing facility in Quebec, Canada.

(2) During the six-month period ended October 27, 2024, restructuring expense mostly represented charges related to the consolidation of our North American bedding manufacturing platform and the closure of the bedding manufacturing facility in Quebec, Canada.

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CULP Announces Results for Second Quarter Fiscal 2026

December 10, 2025

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months	Six Months Ended
	January 26,	April 27,	August 3,	November 2,	November 2,	November 2,
	2025	2025	2025	2025	2025	2025
Net loss	$(4,126)	$(2,073)	$(231)	$(4,306)	$(10,736)	$(4,537)
Interest income, net	(192)	(44)	(52)	(50)	(338)	(102)
Income tax expense (benefit)	446	(243)	1,369	207	1,779	1,576
Depreciation expense	1,211	1,152	1,111	1,057	4,531	2,168
Amortization expense	101	104	95	97	397	192
EBITDA	(2,560)	(1,104)	2,292	(2,995)	(4,367)	(703)
Restructuring expense (credit)	1,655	1,422	(3,509)	499	67	(3,010)
Restructuring related expense	624	113	—	931	1,668	931
Stock based compensation	158	128	156	177	619	333
Foreign currency exchange (gain) loss (1)	(334)	(48)	122	396	136	518
Adjusted EBITDA	$(457)	$511	$(939)	$(992)	$(1,877)	$(1,931)

% Net Sales	(0.9)%	1.0%	(1.9)%	(1.9)%	(0.9)%	(1.9)%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months	Six Months Ended
	January 28,	April 28,	July 28,	October 27,	October 27,	October 27,
	2024	2024	2024	2024	2024	2024
Net loss	$(3,188)	$(4,865)	$(7,261)	$(5,644)	$(20,958)	$(12,905)
Interest income, net	(284)	(252)	(235)	(214)	(985)	(449)
Income tax expense (benefit)	1,027	805	240	(50)	2,022	190
Depreciation expense	1,646	1,623	1,581	1,496	6,346	3,077
Amortization expense	98	99	99	101	397	200
EBITDA	(701)	(2,590)	(5,576)	(4,311)	(13,178)	(9,887)
Restructuring (credit) expense	(50)	204	2,631	2,031	4,816	4,662
Restructuring related (credit) expense	(61)	—	116	769	824	885
Stock based compensation	262	168	176	188	794	364
Foreign currency exchange loss (gain) (1)	350	(246)	45	192	341	237
Adjusted EBITDA	$(200)	$(2,464)	$(2,608)	$(1,131)	$(6,403)	$(3,739)

% Net Sales	(0.3)%	(5.0)%	(4.6)%	(2.0)%	(2.9)%	(3.3)%

% Over (Under)	128.5%	(120.7)%	(64.0)%	(12.3)%	(70.7)%	(48.4)%

Notes

(1) Represents non-cash foreign currency exchange (gain) loss related to the remeasurement of assets and liabilities denominated in currencies other than the U.S. dollar. Beginning in the quarter ended November 2, 2025, we modified our presentation of adjusted EBITDA to exclude this measure. We believe this change enhances investor insight into our operational performance by removing the non-cash impact of changes in foreign currency exchange rates. In order to facilitate comparisons among periods, we have applied this modified definition of Adjusted EBITDA to all periods presented.

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